POWER OF ATTORNEY

The undersigned, Frank J. Fabozzi, a Director/Trustee of each of the registered investment companies listed in Appendix A hereto (except as noted therein), hereby authorizes Janey Ahn, Neal J. Andrews, Benjamin Archibald, Edward Baer, Jay Fife, Scott Hilton, Brendan Kyne, Tricia Meyer, John M. Perlowski, Howard Surloff and Aaron Wasserman, or any of them, as attorney-in-fact, to sign on his behalf in the capacity indicated on the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 1st day of April, 2014.

Signature	Title

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/Trustee

Appendix A

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Emerging Markets Fund, Inc.

BlackRock Financial Institution Series Trust

BlackRock FundsSM

BlackRock Funds III

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Master LLC+

BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.

Funds For Institutions Series

Master Government Securities LLC+

Master Institutional Money Market LLC+

Master Investment Portfolio+

Master Large Cap Series LLC*+

Master Money LLC+

Master Tax-Exempt LLC+

Master Treasury LLC+

Quantitative Master Series LLC+

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BlackRock Balanced Capital Fund, Inc.

(in connection with its investment in the
Master Large Cap Core Portfolio of
Master Large Cap Series LLC)*

* The Director/Trustee is authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in his capacity as director of the master fund.

+ When required to do so, the Director/Trustee, in his capacity as a director of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.